UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2009

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 1, 2009, Mr. Steve Cakebread resigned from his position as President and Chief Strategy Officer of salesforce.com, inc. (the “Company”) to pursue other professional opportunities. Mr. Cakebread joined the Company in May 2002 and served as the Chief Financial Officer for six years. He then transitioned to the role of President and Chief Strategy Officer in 2008. The resignation is for personal reasons and does not involve any controversy or disagreement with the Company.

In connection with Mr. Cakebread’s resignation, the Company and Mr. Cakebread entered into a Confidential Separation Agreement and General Release of Claims (the “Agreement”). Under the terms of the Agreement, and provided Mr. Cakebread does not revoke his acceptance of the terms of the Agreement prior to February 9, 2009, Mr. Cakebread will receive a severance payment of $200,000; full payment of Mr. Cakebread’s annual bonus for the 2009 fiscal year ended January 31, 2009 in the amount of $225,000; and group health care coverage from March 1, 2009 through July 1, 2009. Under the Agreement, Mr. Cakebread has agreed to a customary release of any and all claims.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2009	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel